EXHIBIT 99.1

Star Group, L.P. Reports Fiscal 2020 Third Quarter Results

STAMFORD, Conn., Aug. 03, 2020 (GLOBE NEWSWIRE) -- Star Group, L.P. (the "Company" or "Star") (NYSE:SGU), a home energy distributor and services provider, today announced financial results for the fiscal 2020 third quarter and nine months ended June 30, 2020.

Three Months Ended June 30, 2020 Compared to the Three Months Ended June 30, 2019
For the fiscal 2020 third quarter, Star reported an 18.1 percent decrease in total revenue to $232.2 million compared with $283.4 million in the prior-year period, as a decline in selling prices, in response to lower wholesale product costs, and reduced service and installation sales was only partially offset by an increase in home heating oil and propane volume sold.

The volume of home heating oil and propane sold during the fiscal 2020 third quarter increased by 14.3 million gallons, or 38.8 percent, to 51.2 million gallons due to the impact of cooler temperatures, partially offset by net customer attrition and other factors. Temperatures in Star's geographic areas of operation for the fiscal 2020 third quarter were 46.4 percent colder than during the fiscal 2019 third quarter and 17.9 percent colder than normal, as reported by the National Oceanic and Atmospheric Administration. The volume of other petroleum products sold decreased by 8.1 million gallons, or 19.0 percent, to 34.2 million gallons, as the additional volume provided by acquisitions of 2.0 million gallons was more than offset by a decline in motor fuel sales, reflecting the impact of COVID-19 on overall economic activity, including the loss of certain accounts.

Star’s net loss declined by $23.1 million in the quarter due to an increase in the Company’s Adjusted EBITDA (a non-GAAP measure defined below) of $25.7 million, as described below, and favorable non-cash change in the fair value of derivative instruments of $4.9 million.

Adjusted EBITDA increased by $25.7 million, or 128.2 percent, to $5.7 million. Acquisitions provided $1.2 million of Adjusted EBITDA, while Adjusted EBITDA in the base business increased by $24.5 million due to the higher volume of home heating oil and propane sold (reflecting colder temperatures), lower operating expenses in the base business of $10.2 million, and an improvement in net service and installation profitability of $0.9 million, reduced slightly by the decline in Star’s motor fuel business.

“Star’s fiscal third quarter was one of solid performance, most notably the significant increase posted year-over-year in the Company’s Adjusted EBITDA,” said Jeff Woosnam, Star Group’s President and Chief Executive Officer. “While lower product costs reduced overall revenue, our heating oil and propane volume rose nearly 40 percent, margins were stable, operating expenses declined by over $10 million in the base business and our net customer attrition was lower than last year. I’m very proud of our results during this challenging time, which say as much about the dedication of Star’s high caliber team of employees as it does the enduring demand for the products and services we provide.”

Nine Months Ended June 30, 2020 Compared to the Nine Months Ended June 30, 2019
Star reported a 15.4 percent decrease in total revenue to $1.3 billion for the nine months ended June 30, 2020 compared with revenue of $1.5 billion in the prior-year period, largely due to lower average selling prices, in response to a decline in wholesale product costs, and an 8.9 percent decrease in total volume sold.

The volume of home heating oil and propane sold decreased by 29.0 million gallons, or 9.0 percent, to 294.6 million gallons, as the impact from acquisitions was more than offset by warmer weather, net customer attrition, and other factors. Temperatures in Star's geographic areas of operation were 6.0 percent warmer than during the prior-year period and 10.2 percent warmer than normal, as reported by the National Oceanic and Atmospheric Administration. The volume of other petroleum products sold decreased by 11.0 million gallons, or 8.9 percent, to 112.2 million gallons, as the additional volume provided by acquisitions of 9.2 million gallons was more than offset by lower wholesale sales (due to warmer weather) and a reduction in motor fuel sales reflecting, in part, the impact of COVID-19 on economic activity, including the loss of certain accounts.

Net income increased by $34.6 million, to $86.1 million, year-to-date due to an increase in Adjusted EBITDA of $33.4 million and a favorable non-cash change in the fair value of derivative instruments of $17.3 million.

Adjusted EBITDA increased by $33.4 million, or 26.9 percent, to $157.6 million. Acquisitions provided $9.2 million of Adjusted EBITDA, while Adjusted EBITDA in the base business increased by $24.2 million. In the base business, the impact of higher per gallon home heating oil and propane margins of 6.3 cents per gallon, lower operating expenses of $54.8 million, a favorable change in the impact from the Company’s weather hedge of $12.2 million, and an improvement in net service and installation profitability of $3.7 million more than offset the impact from a decrease in volume of home heating oil and propane sold (due to 6.0 percent warmer weather, net customer attrition and other factors) and the aforementioned decline in Star’s motor fuel business. With regard to the Company’s weather hedge, warmer temperatures during the fiscal 2020 winter hedge period resulted in lower degree days and, per the terms of Star’s weather hedge contracts, the collection of $10 million. By contrast, the third quarter of fiscal 2020 was colder than normal and resulted in the Company selling more volume than anticipated. If the additional degree days in the third quarter had occurred during the period covered by the weather hedge (i.e., November through March) the payout would have been less than $2.0 million.

EBITDA and Adjusted EBITDA (Non-GAAP Financial Measures)
EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization) and Adjusted EBITDA (Earnings from continuing operations before net interest expense, income taxes, depreciation and amortization, (increase) decrease in the fair value of derivatives, multiemployer pension plan withdrawal charge, net other income, gain or loss on debt redemption, goodwill impairment, and other non-cash and non-operating charges) are non-GAAP financial measures that are used as supplemental financial measures by management and external users of the Company’s financial statements, such as investors, commercial banks and research analysts, to assess Star’s position with regard to the following:

  compliance with certain financial covenants included in our debt agreements;
  financial performance without regard to financing methods, capital structure, income taxes or historical cost basis;
  operating performance and return on invested capital compared to those of other companies in the retail distribution of refined petroleum products, without regard to financing methods and capital structure;
  ability to generate cash sufficient to pay interest on our indebtedness and to make distributions to our partners; and
  the viability of acquisitions and capital expenditure projects and the overall rates of return of alternative investment opportunities.

The method of calculating Adjusted EBITDA may not be consistent with that of other companies, and EBITDA and Adjusted EBITDA both have limitations as analytical tools and so should not be viewed in isolation but in conjunction with measurements that are computed in accordance with GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are as follows:

  EBITDA and Adjusted EBITDA do not reflect cash used for capital expenditures;
  although depreciation and amortization are non-cash charges, the assets being depreciated or amortized often will have to be replaced and EBITDA and Adjusted EBITDA do not reflect the cash requirements for such replacements;
  EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, working capital requirements;
  EBITDA and Adjusted EBITDA do not reflect the cash necessary to make payments of interest or principal on indebtedness; and
  EBITDA and Adjusted EBITDA do not reflect the cash required to pay taxes.

REMINDER:
Members of Star's management team will host a webcast and conference call at 11:00 a.m. Eastern Time tomorrow, August 4, 2020. The webcast will be accessible on the company’s website, at www.stargrouplp.com, and the telephone number for the conference call is 877-327-7688 (or 412-317-5112 for international callers).

About Star Group, L.P.
Star Group, L.P. is a full service provider specializing in the sale of home heating products and services to residential and commercial customers to heat their homes and buildings. The Company also sells and services heating and air conditioning equipment to its home heating oil and propane customers and, to a lesser extent, provides these offerings to customers outside of its home heating oil and propane customer base. In certain of Star's marketing areas, the Company provides plumbing services, primarily to its home heating oil and propane customer base. Star also sells diesel, gasoline and home heating oil on a delivery only basis. We believe Star is the nation's largest retail distributor of home heating oil based upon sales volume. Including its propane locations, Star serves customers in the more northern and eastern states within the Northeast, Central and Southeast U.S. regions. Additional information is available by obtaining the Company's SEC filings at www.sec.gov and by visiting Star's website at www.stargrouplp.com, where unit holders may request a hard copy of Star’s complete audited financial statements free of charge.

Forward Looking Information
This news release includes "forward-looking statements" which represent the Company’s expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the severity and duration of the novel coronavirus, or COVID-19, pandemic, the pandemic’s impact on the U.S. and global economies, the timing, scope and effectiveness of federal, state and local governmental responses to the pandemic, the effect of weather conditions on our financial performance; the price and supply of the products that we sell; the consumption patterns of our customers; our ability to obtain satisfactory gross profit margins; our ability to obtain new customers and retain existing customers; our ability to make strategic acquisitions; the impact of litigation; our ability to contract for our current and future supply needs; natural gas conversions; future union relations and the outcome of current and future union negotiations; the impact of current and future governmental regulations, including climate change, environmental, health and safety regulations; the ability to attract and retain employees; customer creditworthiness; counterparty creditworthiness; marketing plans; potential cyber-attacks; general economic conditions and new technology. All statements other than statements of historical facts included in this news release are forward-looking statements. Without limiting the foregoing, the words "believe," "anticipate," "plan," "expect," "seek," "estimate" and similar expressions are intended to identify forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct and actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to, those set forth under the heading "Risk Factors" and "Business Strategy" in our Annual Report on Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2019. Important factors that could cause actual results to differ materially from the Company’s expectations ("Cautionary Statements") are disclosed in this news release and in the Form 10-Q, the Form 10-K and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. Currently, one of the most significant factors, however, is the potential adverse effect of the pandemic of the novel coronavirus, or COVID-19, on the financial condition, results of operations, cash flows and performance of the Company and its customers and counterparties and the global economy and financial markets. The extent to which COVID-19 impacts us and our customers will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others.  All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. Unless otherwise required by law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this news release.

(financials follow)

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS

	June 30,	September 30,
	2020	2019
(in thousands)	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$66,718	$4,899
Receivables, net of allowance of $8,757 and $8,378, respectively	111,915	120,245
Inventories	43,699	64,788
Prepaid expenses and other current assets	28,464	36,898
Total current assets	250,796	226,830
Property and equipment, net	94,826	98,239
Operating lease right-of-use assets	100,765	—
Goodwill	244,574	244,574
Intangibles, net	93,518	107,688
Restricted cash	250	250
Captive insurance collateral	69,607	58,490
Deferred charges and other assets, net	17,788	16,635
Total assets	$872,124	$752,706
LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities
Accounts payable	$25,081	$33,973
Revolving credit facility borrowings	—	24,000
Fair liability value of derivative instruments	10,495	8,262
Current maturities of long-term debt	13,000	9,000
Current portion of operating lease liabilities	19,391	—
Accrued expenses and other current liabilities	153,591	120,839
Unearned service contract revenue	58,121	61,213
Customer credit balances	50,127	68,270
Total current liabilities	329,806	325,557
Long-term debt	112,975	120,447
Long-term operating lease liabilities	86,680	—
Deferred tax liabilities, net	19,153	20,116
Other long-term liabilities	22,235	25,746
Partners’ capital
Common unitholders	319,522	279,709
General partner	(2,041)	(1,968)
Accumulated other comprehensive loss, net of taxes	(16,206)	(16,901)
Total partners’ capital	301,275	260,840
Total liabilities and partners’ capital	$872,124	$752,706

STAR GROUP, L.P. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Nine Months Ended June 30,
(in thousands, except per unit data - unaudited)	2020	2019	2020	2019
Sales:
Product	$165,182	$210,657	$1,079,145	$1,306,764
Installations and services	66,973	72,719	205,018	211,221
Total sales	232,155	283,376	1,284,163	1,517,985
Cost and expenses:
Cost of product	93,264	155,055	666,287	876,920
Cost of installations and services	54,732	62,130	189,674	201,841
(Increase) decrease in the fair value of derivative instruments	(3,279)	1,630	1,974	19,268
Delivery and branch expenses	72,756	82,669	254,945	296,026
Depreciation and amortization expenses	8,447	8,225	26,586	23,828
General and administrative expenses	6,954	5,472	18,882	23,136
Finance charge income	(1,217)	(1,872)	(3,251)	(4,166)
Operating income (loss)	498	(29,933)	129,066	81,132
Interest expense, net	(2,308)	(2,967)	(7,743)	(8,677)
Amortization of debt issuance costs	(241)	(253)	(729)	(756)
Income (loss) before income taxes	(2,051)	(33,153)	120,594	71,699
Income tax expense (benefit)	(2,005)	(10,055)	34,477	20,157
Net income (loss)	$(46)	$(23,098)	$86,117	$51,542
General Partner’s interest in net income (loss)	(1)	(150)	600	319
Limited Partners’ interest in net income (loss)	$(45)	$(22,948)	$85,517	$51,223

Per unit data (Basic and Diluted):
Net income (loss) available to limited partners	$—	$(0.46)	$1.85	$1.00
Dilutive impact of theoretical distribution of earnings under FASB ASC 260-10-45-60	—	—	0.30	0.14
Basic and diluted income (loss) per Limited Partner Unit:	$—	$(0.46)	$1.55	$0.86

Weighted average number of Limited Partner units outstanding (Basic and Diluted)	45,246	49,943	46,253	51,431

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Three Months Ended June 30,
(in thousands)	2020	2019
Net loss	$(46)	$(23,098)
Plus:
Income tax benefit	(2,005)	(10,055)
Amortization of debt issuance costs	241	253
Interest expense, net	2,308	2,967
Depreciation and amortization	8,447	8,225
EBITDA	8,945	(21,708)
(Increase) / decrease in the fair value of derivative instruments	(3,279)	1,630
Adjusted EBITDA	5,666	(20,078)
Add / (subtract)
Income tax benefit	2,005	10,055
Interest expense, net	(2,308)	(2,967)
Provision for losses on accounts receivable	1,353	3,532
Decrease in accounts receivables	74,307	124,456
Decrease in inventories	9,127	5,699
Increase in customer credit balances	13,925	12,299
Change in deferred taxes	(1,376)	(1,871)
Change in other operating assets and liabilities	2,723	(26,442)
Net cash provided by operating activities	$105,422	$104,683
Net cash used in investing activities	$(5,521)	$(53,268)
Net cash used in financing activities	$(43,484)	$(62,070)

Home heating oil and propane gallons sold	51,200	36,900
Other petroleum products	34,200	42,300
Total all products	85,400	79,200

SUPPLEMENTAL INFORMATION STAR GROUP, L.P. AND SUBSIDIARIES

RECONCILIATION OF EBITDA AND ADJUSTED EBITDA (Unaudited)

	Nine Months Ended June 30,
(in thousands)	2020	2019
Net income	$86,117	$51,542
Plus:
Income tax expense	34,477	20,157
Amortization of debt issuance costs	729	756
Interest expense, net	7,743	8,677
Depreciation and amortization	26,586	23,828
EBITDA	155,652	104,960
(Increase) / decrease in the fair value of derivative instruments	1,974	19,268
Adjusted EBITDA	157,626	124,228
Add / (subtract)
Income tax expense	(34,477)	(20,157)
Interest expense, net	(7,743)	(8,677)
Provision for losses on accounts receivable	4,556	8,500
Decrease (increase) in accounts receivables	4,745	(34,793)
Decrease in inventories	21,135	1,958
Decrease in customer credit balances	(18,537)	(26,177)
Change in deferred taxes	(1,154)	(11,206)
Change in other operating assets and liabilities	30,146	28,646
Net cash provided by operating activities	$156,297	$62,322
Net cash used in investing activities	$(18,718)	$(80,578)
Net cash (used in) provided by financing activities	$(75,760)	$9,442

Home heating oil and propane gallons sold	294,600	323,600
Other petroleum products	112,200	123,200
Total all products	406,800	446,800

Source: Star Group, L.P.

CONTACT:
Star Group, L.P.
Investor Relations
203/328-7310

Chris Witty
Darrow Associates
646/438-9385 or cwitty@darrowir.com